Report of Independent
Registered Public Accounting Firm

To the Shareholders and
 Board of Trustees of
Federated GNMA Trust:
In planning and performing
 our audit of the financial
statements of Federated GNMA
Trust (the ?Fund?) as of
and for the year ended
January 31, 2011, in accordance
 with the
standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Fund?s internal
control over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our auditing
procedures for the purpose
of expressing our opinion on
the financial statements and
to comply with the
requirements of Form N-SAR,
 but not for the purpose of
expressing an opinion on the
effectiveness of the Fund?s
internal control over financial
reporting. Accordingly, we
express no such opinion.
The management of the Fund is
responsible for establishing
and maintaining effective
internal control over financial
reporting. In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs
of controls. A company?s internal
control over financial reporting
is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
 in accordance with generally
accepted accounting principles.
 A company?s internal control
 over financial reporting
includes those policies and
procedures that (1) pertain
to the maintenance of records that,
in reasonable detail,
accurately and fairly
reflect the transactions and
dispositions of the
assets of the company; (2)
 provide reasonable assurance
that transactions are recorded as
necessary to permit preparation
of financial statements in accordance
with generally
accepted accounting principles,
and that receipts and expenditures
of the company are
being made only in accordance with
authorizations of management and
directors of the
company; and (3) provide reasonable
assurance regarding prevention or
timely detection
of unauthorized acquisition, use or
disposition of a company?s assets
that could have a
material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial
reporting may not
prevent or detect misstatements. Also,
projections of any evaluation of
effectiveness to
future periods are subject to the
risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or
operation of a control does not
allow management or employees, in
the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies,
in internal control
over financial reporting, such that
there is a reasonable possibility that
a material
misstatement of the company?s annual
or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Fund?s
internal control over financial
reporting was for the
limited purpose described in the
first paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material weaknesses
under standards
established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies
in the Fund?s internal control over
financial reporting
and its operation, including
controls over safeguarding securities,
that we consider to be a
material weakness as defined above
as of January 31, 2011.
This report is intended solely for
the information and use of management
 and the Board
of Trustees of the Fund and the
Securities and Exchange Commission
and is not intended
to be and should not be used by
anyone other than these specified parties.


Ernst & Young LLP


Boston, Massachusetts
March 25, 2011